Exhibit 99.1

Truist announces agreement to sell remaining stake in Truist Insurance Holdings to investor group led by Stone Point Capital and Clayton, Dubilier & Rice, valuing Truist Insurance Holdings at $15.5 billion

Sale will strengthen Truist’s balance sheet and enhances strategic flexibility to invest in core banking franchise

Positions Truist Insurance Holdings for continued growth in rapidly evolving insurance brokerage market

Truist to host investor call at 8 a.m. today, Feb. 20, 2024

CHARLOTTE, N.C., GREENWICH, C.T. and NEW YORK, N.Y. – Feb. 20, 2024 – Truist Financial Corporation (NYSE: TFC) today announced that it has reached a definitive agreement to sell its remaining stake in Truist Insurance Holdings (“TIH”), a subsidiary of Truist and the fifth largest insurance brokerage in the United States, to an investor group led by private equity firms Stone Point Capital (“Stone Point”) and Clayton, Dubilier & Rice (“CD&R”). Mubadala Investment Company and other co-investors are also participating in the investment.

The all-cash transaction values TIH at an implied enterprise value of $15.5 billion or approximately 18x TIH’s 2023 core EBITDA. The sale of TIH is expected to increase Truist’s Dec. 31, 2023, CET1 capital ratio by 230 basis points and increase its tangible book value per share by $7.12 or 33%. The sale of TIH and reinvestment of the $10.1 billion of expected cash proceeds are estimated to be $0.20 dilutive to 2024 earnings per share, assuming the sale closed at the beginning of 2024 and the proceeds from the sale were reinvested in cash yielding 4.5%. Following closing, Truist intends to evaluate a variety of capital deployment options, including a potential balance sheet repositioning with a goal of replacing TIH’s earnings. Any future actions would be subject to market conditions and other factors.

“We are pleased to have reached an agreement to sell TIH as it will further strengthen our balance sheet, afford us the ability to maintain our earnings profile, and create significant ongoing flexibility to invest in our core banking franchise,” said Truist Chairman and Chief Executive Officer Bill Rogers. “We are incredibly proud of the success we’ve achieved together with TIH over the years and are excited to see how Stone Point and CD&R continue to build the business in its next chapter of growth.”

Stone Point and CD&R offer deep industry and operational expertise to TIH. With the backing of supportive financial partners, TIH will be well-positioned to grow in the rapidly evolving insurance brokerage market. TIH will also have additional resources to invest in cutting-edge technology and develop new products and services, offering even greater value to clients.

“Today’s announcement is a testament to our strategy, the value of our insurance business, and the strength and dedication of our teammates,” said TIH Chairman and CEO John Howard. “Scale is critical to remain competitive in our rapidly changing industry, and through this partnership, we will benefit from Stone Point’s and CD&R’s expertise in financial services, proven track records of transformative value creation, and the significant capital support from two leading financial sponsors. Together with our capital partners, we will remain focused on growth and look forward to the opportunity to strengthen our relationships with our clients and business partners – more than ever before.”

“Truist has built a valuable insurance distribution franchise and we have enjoyed working with them over the past year as a minority shareholder in TIH,” said Chuck Davis, CEO of Stone Point. “And now, with our partners at CD&R and Mubadala, we are thrilled to be pursuing the next chapter of our partnership with John Howard, Dave Obenauer, and the rest of the TIH management team.”

“We are excited to work alongside management, Stone Point, and the many dedicated teammates at TIH to build on the company’s leadership positions in the retail and wholesale insurance brokerage market. As new owners of an independent TIH, we will be laser focused on clients and colleagues by enhancing the company’s capabilities to better serve clients and becoming an even more attractive destination for top industry talent,” said CD&R Partner David Winokur. “We are thrilled about the opportunity to work with our partners to grow TIH as a standalone entity.”

The parties expect to complete the transaction during the second quarter of 2024, subject to certain regulatory reviews and approvals and the satisfaction of other customary closing conditions. Truist’s Board of Directors has unanimously approved the agreement.

Truist Conference Call

Truist will host a conference call to discuss the transaction today, Feb. 20, 2024, at 8 a.m. ET. The presentation materials, which include an appendix reconciling non-GAAP disclosures, can be viewed at https://ir.truist.com under “Events & Presentations.”

Investors can access the live webcast or dial-in as follows:

Live webcast for listeners: https://app.webinar.net/yQMaJRMOkW0

Dial-in for analysts: 1.877.883.0383; passcode 0675886

Advisors

Morgan Stanley & Co. LLC is serving as lead financial advisor, with Truist Securities and Goldman Sachs & Co. serving as co-advisors, and Davis Polk & Wardwell LLP is serving as legal counsel to Truist.

J.P. Morgan Securities LLC, BofA Securities, Wells Fargo Securities, Barclays, RBC Capital Markets, Citi, BNP Paribas Securities Corp, Mizuho, TD Securities, Evercore and UBS Investment Bank are serving as financial advisors to Stone Point and CD&R. Simpson Thacher & Bartlett LLP is serving as legal counsel and Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as debt financing counsel to Stone Point. Debevoise & Plimpton LLP is serving as legal counsel to CD&R. Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel to Mubadala Investment Company.

About Truist

Truist Financial Corporation is a purpose-driven financial services company committed to inspiring and building better lives and communities. As a leading U.S. commercial bank, Truist has leading market share in many of the high-growth markets across the country. Truist offers a wide range of products and services through our wholesale and consumer businesses, including consumer and small business banking, commercial banking, corporate and investment banking, insurance, wealth management, payments, and specialized lending businesses. Headquartered in Charlotte, North Carolina, Truist is a top-10 commercial bank with total assets of $535 billion as of December 31, 2023. Truist Bank, Member FDIC. Learn more at Truist.com.

About Truist Insurance Holdings

Truist Insurance Holdings, LLC, the fifth largest insurance broker in the U.S., is a subsidiary of Truist Financial Corporation (NYSE: TFC). Headquartered in Charlotte, N.C., Truist Insurance Holdings operates more than 200 offices through its portfolio of wholesale, retail and insurance services businesses. To learn more, visit www.truistinsurance.com.

About Stone Point Capital

Stone Point is an alternative investment firm based in Greenwich, CT, with more than $50 billion of assets under management. Stone Point targets investments in companies in the global financial services industry and related sectors. The firm invests in alternative asset classes, including private equity through its flagship Trident Funds and credit through commingled funds and separately managed accounts. In addition, Stone Point Capital Markets supports our firm, portfolio companies and other clients by providing dedicated financing solutions. For more information, please visit www.stonepoint.com.

About Clayton, Dubilier & Rice

Founded in 1978, CD&R is a leading private investment firm with a strategy of generating strong investment returns by building more robust and sustainable businesses through the combination of skilled investment experience and deep operating capabilities. In partnership with the management teams of its portfolio companies, CD&R takes a long-term view of value creation and emphasizes positive stewardship and impact. The firm invests in businesses that span a broad range of industries, including industrial, healthcare, consumer, technology and financial services end markets. CD&R is privately owned by its partners and has offices in New York and London. For more information, please visit www.cdr-inc.com and follow the firm’s activities through LinkedIn and @CDRBuilds on X/Twitter.

About Mubadala Investment Company
Mubadala Investment Company is a sovereign investor managing a global portfolio, aimed at generating sustainable financial returns for the Government of Abu Dhabi. Mubadala’s $276 billion portfolio spans six continents with interests in multiple sectors and asset classes. It leverages its deep sectoral expertise and long-standing partnerships to drive sustainable growth and profit, while supporting the continued diversification and global integration of the economy of the United Arab Emirates. For more information about Mubadala Investment Company, please visit: www.mubadala.com.

Truist Investor Contact:

Brad Milsaps

770.352.5347

investors@truist.com

Truist / TIH Media Contact:

Kyle Tarrance

media@truist.com

Stone Point Contact:

Anne Gilliland

(203) 862-2926
agilliland@stonepoint.com

CD&R Contact:

John Selib

(212) 407-6035

jselib@cdr-inc.com

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” In particular, forward-looking statements by Truist include, but are not limited to, statements Truist makes about (i) the expected cash proceeds to be received by Truist in connection with the transaction, (ii) the anticipated timing for closing the transaction, (iii) the financial impact of the transaction on Truist, including to its CET1 ratio, tangible book value per share and earnings per share, (iv) the use of proceeds from the sale, and (v) expected advantages of the sale to Truist. Forward-looking statements convey Truist’s expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond Truist’s control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, and results may differ materially from those set forth in any forward-looking statement. While no list of assumptions, risks, and uncertainties could be complete, some of the factors that may cause actual results or other future events or circumstances to differ from those in Truist’s forward-looking statements include the risks and uncertainties more fully discussed in Part I, Item 1A (Risk Factors) in Truist’s most recently filed Annual Report on Form 10-K and in Truist’s subsequent filings with the Securities and Exchange Commission: Any forward-looking statement made by Truist or on its behalf speaks only as of the date that it was made. Truist does not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that Truist may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, or Current Report on Form 8-K.

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